Exhibit 99.2
TREEHOUSE FOODS, INC.
SEGMENT NET SALES
RECAST FOR SEGMENT REALIGNMENT
(Unaudited, in millions)

	Year Ended December 31, 2019	Year Ended December 31, 2018
Net sales to external customers - as previously reported
Baked Goods	$1,465.2	$1,551.4
Beverages	952.4	1,008.4
Meal Solutions	1,871.3	2,028.0
Total net sales	$4,288.9	$4,587.8

Net sales to external customers - as recast
Meal Preparation	$2,680.7	$2,871.6
Snacking & Beverages	1,608.2	1,716.2
Total net sales	$4,288.9	$4,587.8

	Three Months Ended
	March 30, 2019	June 30, 2019	September 30, 2019	December 31, 2019
Net sales to external customers - as previously reported
Baked Goods	$364.7	$342.2	$351.8	$406.5
Beverages	237.2	212.8	234.4	268.0
Meal Solutions	464.9	470.3	471.1	465.0
Total net sales	$1,066.8	$1,025.3	$1,057.3	$1,139.5

Net sales to external customers - as recast
Meal Preparation	$670.7	$657.5	$656.5	$696.0
Snacking & Beverages	396.1	367.8	400.8	443.5
Total net sales	$1,066.8	$1,025.3	$1,057.3	$1,139.5

Exhibit 99.2
TREEHOUSE FOODS, INC.
SEGMENT OPERATING INCOME
RECAST FOR SEGMENT REALIGNMENT
(Unaudited, in millions)

	Year Ended December 31, 2019	Year Ended December 31, 2018
Operating income (loss) - as previously reported
Baked Goods	$161.4	$142.9
Beverages	167.0	180.3
Meal Solutions	227.1	253.5
Total segment direct operating income	555.5	576.7
Unallocated operating expenses	(571.6)	(493.3)
Operating (loss) income	$(16.1)	$83.4

Operating income (loss) - as recast
Meal Preparation	$381.3	$418.9
Snacking & Beverages	192.8	180.2
Total segment direct operating income	574.1	599.1
Unallocated operating expenses	(590.2)	(515.7)
Operating (loss) income	$(16.1)	$83.4

	Three Months Ended
	March 30, 2019	June 30, 2019	September 30, 2019	December 31, 2019
Operating income (loss) - as previously reported
Baked Goods	$41.3	$35.5	$30.7	$53.9
Beverages	43.9	40.6	38.3	44.2
Meal Solutions	47.4	55.4	60.4	63.9
Total segment direct operating income	132.6	131.5	129.4	162.0
Unallocated operating expenses	(117.1)	(139.4)	(185.0)	(130.1)
Operating income (loss)	$15.5	$(7.9)	$(55.6)	$31.9

Operating income (loss) - as recast
Meal Preparation	$90.8	$90.3	$92.4	$107.8
Snacking & Beverages	46.9	46.0	41.3	58.6
Total segment direct operating income	137.7	136.3	133.7	166.4
Unallocated operating expenses	(122.2)	(144.2)	(189.3)	(134.5)
Operating income (loss)	$15.5	$(7.9)	$(55.6)	$31.9